Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

To the Board of Directors

Manhattan Bancorp

El Segundo, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Manhattan Bancorp of our report dated January 17, 2007 with respect to the balance sheet of Manhattan Bancorp as of December 31, 2006 and the related statements of stockholders’ equity, and cash flows for the period from June 19, 2006 (inception) to December 31, 2006.

/s/ Hutchinson and Bloodgood LLP

Glendale, CA
July 10, 2008